UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ADVANCED MICRO DEVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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One AMD Place

P.O. Box 3453

Sunnyvale, CA 94088-3453

Tel: (408) 749 4000

AN IMPORTANT REMINDER TO VOTE YOUR PROXY

April 24, 2013

Dear Stockholder:

Our records indicate your vote on the 2013 Advanced Micro Devices, Inc., Annual Meeting has not yet been received. The annual meeting of stockholders of AMD will be held at the InterContinental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Thursday, May 16, 2013. Please take a moment right now to ensure that your shares are represented at this important meeting.

At the Annual Meeting, you will be asked to: (1) elect ten directors; (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm; (3) approve an amendment and restatement to the 2004 Equity Incentive Plan; and (4) approve on a non-binding, advisory basis the compensation of our named executive officers (“Say on Pay”).

Our Board of Directors unanimously recommends that you vote FOR all of the nominees for director in Proposal 1, and FOR Proposals 2, 3 and 4.

In order to ensure that you have an opportunity to vote, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder.

YOUR VOTE IS VERY IMPORTANT NO MATTER HOW FEW OR HOW MANY SHARES YOU OWN. PLEASE VOTE TODAY BY TELEPHONE, INTERNET OR BY SIGNING AND MAILING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

Remember – every share and every vote counts!

If you have any questions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500. If you reside outside North America, you may also call 44 (0) 203 178 8061.

We appreciate your support over the years.

Thank you in advance for voting promptly.

Sincerely,

Harry A. Wolin

Senior Vice President, General Counsel and Corporate Secretary